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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes


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Pricing Supplement No. 5                                  Trade Date: 02/11/02
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 02/14/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is February 12, 2002

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
         CUSIP
          or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UDB7             $11,386,000.00              6.00%                  02/15/17                 100%
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
    Interest Payment
       Frequency                                       Subject to                 Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption                (including the redemption price)
    ----------------        -----------------        --------------              --------------------------------
       08/15/02                   Yes                  Yes                                 100% 02/15/03
     semi-annually                                                                   semi-annually thereafter
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
                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $11,186,745.00            $199,255.00               $3.50             ABN AMRO Financial
                                                                             Services, Inc.
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